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                                                                   EXHIBIT 23.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership):



We consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 of the Registration Statement on Form S-3 of JP Foodservice, Inc. of our report dated June 17, 1996, with respect to the combined balance sheets of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) as of January 31, 1994, 1995, and 1996 and the related combined statements of earnings, stockholders' and partners' equity, and cash flows for each of the years in the three year period ended January 31, 1996 which report appears in current report on Form 8-K of JP Foodservice, Inc. dated June 28, 1996. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                                          KPMG PEAT MARWICK LLP


Las Vegas, Nevada
November 19, 1996